UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)           March 31, 2011
CORVEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19291	33-0282651

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California	92614

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 851-1473
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 7.01 Regulation FD Disclosure
SIGNATURES

Item 2.02. Results of Operations and Financial Condition.
     CorVel Corporation will record a $9 million pre-tax charge to earnings during the March 2011 quarter if the events described below in Item 7.01 of this Current Report occur.
     The information contained under Item 2.02 in this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 7.01 Regulation FD Disclosure.
     On March 25, 2011, George Raymond Williams, MD. (“Williams”), as plaintiff, individually and on behalf of those similarly situated, filed a First Amended and Restated Petition for Damages and Class Certification in the 27th Judicial District Court, Parish of St. Landry, Louisiana, against CorVel Corporation (“CorVel”) and its insurance carriers, Homeland Insurance Company of New York and Executive Risk Specialty Insurance Company and several other unrelated parties. Williams alleges that CorVel violated Louisiana’s Any Willing Provider Act (the “AWPA”), which requires a payor accessing a preferred provider contract to give 30 days’ advance written notice or point of service notice in the form of a benefit card before the payor accesses the discounted rates in the contract to pay the provider for services rendered to an insured under that payor’s health benefit plan.
     On March 31, 2011, CorVel entered into a Memorandum of Understanding with attorneys representing the plaintiffs and the class setting forth the terms of settlement of the class action lawsuit filed in Louisiana state court against CorVel and its insurance carriers. The Memorandum of Understanding provides that subject to the execution of a mutually acceptable settlement agreement and final non-appealable approval of such settlement by the Louisiana state court, CorVel will pay $9 million to resolve claims for which CorVel will record a $9 million pre-tax charge to earnings during the March 2011 quarter. In addition, CorVel will assign to the class certain rights it has to the proceeds of CorVel’s insurance policies relating to the claims asserted by the class. The class action arbitration filed with the American Arbitration Association against CorVel by Southwest Louisiana Hospital Association dba Lake Charles Memorial Hospital as previously disclosed by CorVel is encompassed within the settlement terms of the Memorandum of Understanding. Pursuant to the Memorandum of Understanding, the parties have also agreed to request that the appropriate courts stay all related proceedings in State and Federal Court, as well as the Louisiana Office of Workers Compensation and the arbitration proceeding before the American Arbitration Association in which the parties are named, until the settlement agreement is prepared, executed and receives final court approval. The settlement does not constitute an admission of liability.
     In exchange for the settlement payment by CorVel, class members will release CorVel and all of its affiliates and clients for any claims relating in any way to re-pricing, payment for, or reimbursement of a workers’ compensation bill, including but not limited to claims under the AWPA. Plaintiffs have also agreed to a notice procedure that CorVel may follow in the future to comply with the AWPA. As noted, the Memorandum of Understanding is contingent upon the execution of a mutually acceptable definitive settlement agreement. Under Louisiana law, once the parties have executed such a settlement agreement, they must apply to the court for approval of the settlement following a court-supervised process of notice to the class and an opportunity for the class to be heard about the fairness of the settlement or to be excluded from the settlement. CorVel expects to be able to arrive at such a definitive settlement agreement in the next 30 days, but there can be no assurance that the parties will be able to reach a definitive settlement agreement within that timeframe or at all, that the court will approve the settlement or that a large number of class members will not opt out of the settlement.
     The information contained under Item 7.01 of this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION
(Registrant)

Dated: April 1, 2011	/s/ DANIEL J. STARCK
Daniel J. Starck,
President and Chief Executive Officer